UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Siebert Financial Corp.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

SIEBERT FINANCIAL CORP.
120 Wall Street
New York, New York 10005
(212) 644-2400

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FIDAY, AUGUST 21, 2020

The following Notice relates to the Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) of Siebert Financial Corp. (the “Company”), dated July 7, 2020, provided to shareholders of the Company in connection with the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, August 21, 2020. As described below, the Annual Meeting will now be held in a virtual format only.

This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about August 5, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE TO VIRTUAL MEETING FORMAT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 21, 2020

Dear Shareholders:

Due to public health considerations arising from the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders and employees, NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Shareholders of Siebert Financial Corp. (the “Company”) will be held solely by means of remote communication, in a virtual format only. As previously announced, the Annual Meeting will be held on Friday, August 21, 2020, at 1:00 p.m. Eastern Daylight Time. Shareholders will not be able to attend the Annual Meeting in person.

The items of business are the same as set forth in the Notice of 2020 Annual Meeting of Shareholders and Proxy Statement dated July 7, 2020 previously made available to shareholders entitled to vote at the Annual Meeting, as follows:

1.	Elect six directors.

2.	Consider any other matters that are properly presented at the Annual Meeting and any adjournment thereof.

Our decision to hold the Annual Meeting in a virtual format relates only to the 2020 Annual Meeting. We have designed the format of the Annual Meeting to provide shareholders the same ability to participate that they would have at an in-person meeting.

As described in the proxy materials for the Annual Meeting that we previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on June 24, 2020, the record date. Shareholders may vote in advance of the Annual Meeting at www.proxyvote.com. To attend the Annual Meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/SIEB2020 and enter the control number found on your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials you previously received. Once admitted, during the Annual Meeting, you may vote, submit questions and view the list of shareholders entitled to vote at the Annual Meeting by following the instructions available on the meeting website. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by using one of the methods described in the proxy materials for the Annual Meeting. If you have already voted, you do not need to vote again. The proxy card or voting instruction card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page at www.virtualshareholdermeeting.com/SIEB2020.

PLEASE VOTE—YOUR VOTE IS IMPORTANT

Andrew H. Reich Secretary

New York, New York
August 5, 2020

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING:
This Notice and Proxy Statement, our Proxy Card and our Annual Report also are available at www.proxyvote.com by entering the 16 digit control number found on the enclosed Proxy Card.